Exhibit 10.1

AMENDMENT TO

EMPLOYMENT AGREEMENT OF CARROLL C. MARKLEY

In accordance with Section 11 of the Employment Agreement (“Employment Agreement”), by and among Millennium Bankshares Corporation and Millennium Bank, N.A. (“Employer”), on the one hand, and Carroll C. Markley (“the Executive”), on the other hand, as previously amended and restated February 8, 2001, the Employment Agreement is hereby amended as follows:

1.

For the period commencing on July 1, 2003 and ending on December 31, 2003 (“the Reduction Period”), the Base Salary of the Executive for that period of $87,500 ($175,000 annualized) shall be reduced to $9,230.50.

2.

In consideration of Executive’s willingness to reduce his Base Salary during the Reduction Period, the Board of Millennium Bankshares Corporation shall, on November 13, 2003, grant the Executive the option to purchase 31,688 shares of Millennium Bankshares Corporation common stock with a strike price of $7.21 per share, which was the fair market value of the company’s stock as of the close of the market on November 13, 2003.  Such grant shall be in accordance with the provisions of the Millennium Bankshares Corporation Incentive Stock Option Plan and shall fully vest on December 31, 2003.

3.

Except as set forth herein, this Agreement does not modify in any other respect the terms of the Employment Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date of the last signature affixed hereto.

EXECUTIVE

MILLENNIUM BANKSHARES CORPORATION

 /s/  Carroll C. Markley

11/13/03

By:

 /s/  L. James D’Agostino

11/13/03

Carroll C. Markley

Date

Date

Title:

 Chairman, Compensation Committee

MILLENNIUM BANK, N.A.

By:

 /s/   J. Anthony Fulkerson

11/13/03

Date

Title:

 Chairman, Compensation Committee